UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

iMine Corporation
(Exact name of Registrant as specified in its charter)

Nevada	000-55233	27-3816969
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

488 NE 18th Street, #2307

Miami, FL 33132

Phone: (786) 553-4006

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement & Amendments

On July 22, 2022, RAC Real Estate Acquisition Corp., a wholly owned subsidiary of iMine Corp., (“RAC”) received a Promissory Note dated July 22, 2022 in the principal amount of $672,960 (the “Note”) from, and entered into a Loan Agreement dated July 18, 2022 (the “Agreement”) with, Fix Pads Holdings, LLC a South Carolina limited liability company (“Fix Pads”).

The Note has a 12% interest rate per annum payable as follows: (1) a pre-payment on July 22, 2022 of pro-rated interest for the period from July 22, 2022 through July 30, 2022 in the amount of $2,212.47; (2) a pre-payment of interest on August 1, 2022 for the period from August 1, 2022 through September 30, 2022 in the amount of $13,496.07; and then (3) monthly payments of interest only beginning on October 1, 2022 and continuing on the 1st day of each month thereafter until all principal and accrued interest are paid in full by July 1, 2023. The Note is secured by mortgages or deeds of trust on property at the following addresses:

409 West Sycamore Street, Chase City, Virginia 23924;

4324 Rio Road, Vicksburg, Mississippi 39180;

314 Lakehill Drive, Vicksburg, Mississippi 39180;

728 Cedar St., Greenville, Mississippi 38701;

16441 Northeast 58th, Silver Springs, Florida 34488;

1320 North 5th Avenue, Laurel, Mississippi 39440; and

4 Aqua Drive, Cherokee Village, Arkansas 72529.

Consideration for the note was paid in part by RAC in the amount of $328,625.72 and in part by an investor, Frank Campanaro, (“Third Party”) in the amount of $328,625.73 (together both amounts equal $657,251.45 which represent the total Note amount of $672,960 minus the two prepayments described above).

On July 26, 2022, RAC entered into a Partial Assignment of the Promissory Note dated July 25, 2022 (“Assignment”) with Third Party whereby RAC assigned to Third Party the right to payment of principal in the amount of $336,480 and the right to half of the amount of any interest payments made on the principal amount of the Note.

Item 2.01 Completion of Acquisition or disposition of Assets

The disclosure in Item 1.01 of this Form 8-K is incorporated into this Item 2.01 by reference. The Note and Agreement were completed as of the date of the Note on July 22, 2022. The net result of the Note, Agreement and Assignment disposed of $328,625.73 in cash and acquired $334,480 in the form of the secured Note.

Item 9.01 Financial Statements and Exhibits

(d) The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description
99.1	Loan Agreement dated July 18, 2022
99.2	Promissory Note effective July 22, 2022
99.3	Partial Assignment of Promissory Note effective July 26, 2022

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SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMine Corporation

By:	/s/Jose Maria Eduardo Gonzales Romero	July 27, 2022
	Jose Maria Eduardo Gonzalez Romero	Date
Its: Chief Executive Officer

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